CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Mel Scott	Karen Bunton
713-570-4553	408-792-1121
scottm@calpine.com	karenb@calpine.com

CALPINE REACHES CLAIMS SETTLEMENT WITH

CERTAIN UNSECURED NOTEHOLDERS

(SAN JOSE, Calif. and HOUSTON, Texas) September 10, 2007 -- Calpine Corporation [OTC Pink Sheets: CPNLQ] and its affiliated debtors in possession (the “Debtors”) have reached an agreement in principle with an ad hoc group of holders of the 7.875% Senior Notes due 2008, 7.75% Senior Notes due 2009, 8.625% Senior Notes due 2010, and 8.5% Senior Notes due 2011 (the “Calpine Unsecured Noteholders”) and the indenture trustee for such unsecured notes (the “Indenture Trustee”). This agreement is subject to definitive documentation and approval of the U.S. Bankruptcy Court. Under the agreement, approximately $109 million of claims for make-whole premiums asserted by the Calpine Unsecured Noteholders and disputed by the Debtors have been compromised and settled and will be allowed as unsecured claims against Calpine in the aggregate amount of approximately $54.5 million. These allowed unsecured claims shall be allocated as follows: 7.875% Senior Notes due 2008 - $700,000; 7.75% Senior Notes due 2009 -$2,950,000; 8.625% Senior Notes due 2010 - $18,250,000; 8.5% Senior Notes due 2011 - $32,450,000. In addition, the Debtors have agreed to pay the reasonable professional fees incurred by the Calpine Unsecured Noteholders and the Indenture Trustee. The Debtors will seek approval of this agreement from the U.S. Bankruptcy Court on October 10, 2007.

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CALPINE REACHES CLAIMS SETTLEMENT WITH

CERTAIN UNSECURED NOTEHOLDERS

September 10, 2007

In addition to historical information, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning the company’s expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the company’s Chapter 11 cases and Companies’ Creditors Arrangement Act proceedings, including its ability to successfully reorganize and emerge from Chapter 11; (ii) its ability to implement its business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) its ability to manage liquidity needs and comply with financing obligations; (vii) the direct or indirect effects on the company’s business of its impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of power purchase agreements and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of its geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) its ability to attract, retain and motivate key employees; (xiv) its ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified in the company’s annual and quarterly reports on Forms 10-K and 10-Q. All information set forth in this news release is as of today’s date, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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